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                                                                    Exhibit 99.5

                                                  March 20, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the section entitled "Case Studies--InteliHealth" in the Registration Statement on Form S-1 of Screaming Media.com Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statement contained therein.

                                                  Sincerely,

                                                  /s/ Jeff Bredenberg
                                                  ---------------------
                                                  Name: Jeff Bredenberg
                                                  Title: VP for Content
                                                  Company: InteliHealth